Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of VistaGen Therapeutics, Inc., pertaining to the VistaGen Therapeutics, Inc. Amended and Restated 2019 Omnibus Equity Incentive Plan of our report dated June 29, 2021, relating to the consolidated financial statements of VistaGen Therapeutics, Inc. appearing in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2021.

/s/ OUM & CO. LLP

San Francisco, California
September 24, 2021